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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the Caption "Experts" in the
Registration Statement (Form S-3, No. 333-       ) and related Prospectus of
Bowne & Co., Inc. for the registration of 261,438 shares of its common stock and to the incorporation by reference therein of our report dated December 11, 1995, with respect to the consolidated financial statements of Bowne & Co., Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP,

New York, New York
December 20, 1996